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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in Amendment No. 3 to the Registration Statement on Form F-4 (SEC file number 333-182025) ("Amendment No. 3") of Objet Ltd. of our report dated March 22, 2012 relating to the consolidated financial statements of Objet Ltd., which appears in such Amendment No. 3.

        We also consent to the reference to us under the heading "Experts" in such Amendment No. 3.

/s/ Kesselman & Kesselman
Certified Public Accountants
A member of PricewaterhouseCoopers International Limited

August 6, 2012

Tel Aviv, Israel

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 68125, Israel, P.O Box 452 Tel-Aviv 61003
Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.co.il

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM